CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 1st day of January, 2005 (the "Effective Date"), between UNITED COMPANIES CORPORATION, a Nevada corporation (the "Company") and JEFF MORRIS, an individual resident of the State of Florida (the "Consultant").

RECITALS

A. The Company desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills and abilities, and background and is willing to compensate the Consultant upon the terms and conditions set forth herein.

B. The Consultant agrees to be engaged by the Company upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals, promises and conditions in the Agreement, the Consultant and the Company agree as follows:

1. **Consulting Services.**

(a) The Company hereby engages Consultant, and the Consultant agrees to provide management and advisory services to the Company, including, but not limited to:

i. Assisting management of the Company in the implementation of short range and long term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

ii. Advice regarding the structure of the Company and its divisions or subsidiaries or any programs and projects; and

iii. Assisting management of the Company in identifying potential acquisitions or joint ventures.

(b) The Consultant shall specifically not provide any of the following services to the Company: negotiation for the sale of any the Company's securities; discuss details of the nature of the securities sold or whether recommendations were made concerning the sale of the securities; engage in due diligence activities; provide advice relating to the valuation of or the financial advisability of any investments in the Company; or handle any funds or securities on behalf of the Company.

2. **Term.** The term of this Agreement shall be for a period of twenty-four (24) months commencing on the date hereof (the "Term"), unless terminated pursuant to Section 5 below.

Compensation. In partial consideration for the services to be provided by the Consultant, t he Company agrees to compensate the Consultant at a rate of $6000.00 per month, as set forth on Schedule I attached hereto. In addition, the Consultant shall receive warrants to purchase 28,571,428 shares of the Company's Common Stock, exercisable at $.007 per share, which equals the closing bid/asked price of the Company's Common Stock on the Effective Date as reported by the Pink Sheets or OTC Bulletin Board. The right to exercise the Warrants shall vest in four equal tranches of 7,142,857 current shares at six months, twelve months, eighteen months and twenty-four months from the Effective Date (the "Vesting Date(s)"). The

Warrants are exercisable for a period of two years from the respective Vesting Date and shall contain "piggyback" registration rights and "cashless" exercise provisions as set forth in the Form of Warrant attached hereto. If this Agreement is terminated for "Cause" (as defined below) prior to a Vesting Date, the Consultant shall not be entitled to the Warrants which have not been vested as of the date of termination. If the Consultant is terminated by the Company for any reason other than for Cause, the Consultant's right to exercise the Warrants shall vest immediately.

3. <u>Reimbursement of Expenses</u>. Consultant shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred by Consultant in performing services under this Agreement, provided Consultant requests and receives approval from the Company prior to incurring such expenses and produces sufficient documentation of such expenses..

4. <u>Termination</u>. Nothing herein shall prevent the Company from terminating the Consultant for "Cause," as hereinafter defined. Upon a termination for "Cause", the Consultant's right to compensation under this Agreement shall immediately cease as of the effective date of termination. "Cause" shall mean the occurrence of any of the following actions or events: (i) committing or participating in an injurious act of fraud, gross neglect or embezzlement against the Company; (ii) committing or participating in any other injurious act or omission or in a manner which was negligent against the Company, monetarily or otherwise; (iii) engaging in a criminal enterprise involving moral turpitude; (iv) conviction of an act or acts constituting a felony under the laws of the United States or any state thereof; or (v) engaging in acts or omissions contrary to the direction of the Company's chief executive officer or board of directors, providing said direction was given prior to the act or omission. The Consultant may terminate this agreement should the Company fail to pay monies due to the Consultant as and when due, and such condition remains uncured for a period of sixty (60) days. Failure by the Consultant to exercise this option in no way waives the right to do so, or precludes Consultant from doing so subsequently.

5. <u>Independent Contractor</u>. This Agreement shall not constitute an employer-employee relationship. It is the intention of the parties that the Consultant shall be at all times an independent contractor of the Company. The Consultant shall not have any authority to act as the agent of the Company and shall not have the authority to, and shall not, bind the Company to any agreements or obligations with a third party except as otherwise authorized by the Company. Subject to the express provisions herein, the manner and means utilized by the Consultant in the performance of its services hereunder shall be under the sole control of the Consultant.

6. <u>Non-Disclosure of Confidential Information</u>. The Consultant acknowledges that is the policy of the Company to maintain as secret and confidential all valuable information heretofore or hereafter acquired, developed or used by the Company in relation to its business, operations, employees and customers which may give the Company a competitive advantage in its industry (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that, by reason of its duties, the Consultant may acquire Confidential Information. The Consultant recognizes that all such Confidential Information is the property of the Company. In consideration of the Company entering into this Agreement, the Consultant agrees that he shall never, directly or indirectly, intentionally or unintentionally, publicly disseminate or otherwise disclose any Confidential Information obtained during its engagement by the Company without the prior written consent of the Company, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential, it being understood that the obligation created by this subparagraph shall survive the termination of this Agreement.

7. <u>Representations and Indemnification</u>.

(a) The acts, statements and representations made by the Company to third parties are the sole responsibility of the Company, and the Company agrees to indemnify the Consultant and hold the Consultant

harmless for any liabilities, claims, losses and expenses, including legal costs and expenses incurred by the Consultant, that result from acts, statements and representations made by the Company and its authorized representatives to third parties. The Company represents that all materials provided to the Consultant in relation to the consulting services to be provided hereunder are truthful and accurate, and the Consultant may rely upon same without independent verification of the facts or other information contained therein.

(b) The acts, statements and representations made by the Consultant without the approval of the Company to third parties which are not made in reliance upon information and/or material furnished to the Consultant by the Company, rather written or oral, are the sole responsibility of the Consultant, and the Consultant agrees to indemnify the Company for any liability, claims, losses and expenses, including legal costs and expenses incurred by the Company that result from the Consultant's representations made without the approval of the Company.

8. **Taxes; Expenses.** With the exception of applicable sales tax, if any, which shall be borne by the Company, all taxes, duties and other governmental fees or charges arising from the Consultant's receipt of compensation hereunder shall be borne by the Consultant. Except as set forth in Section 4 hereof, the Consultant shall bear his own expenses in connection with this Agreement and the transactions contemplated hereby.

9. **Notices.** Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address provided by each party. Either party may change its address by written notice made in accordance with this section.

10. **Authority**. The parties hereto represent that each has the authority to enter into this Agreement.

11. **Benefit of Agreement.** This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

12. **Assignment.** Any attempt by either party to assign any rights, duties or obligations that arise under this Agreement without the prior written consent of the other party shall be void and shall constitute a breach of the terms of this Agreement.

13. **Entire Agreement; Modification.** This Agreement constitutes the entire agreement between the Company and the Consultant. This Agreement can be modified only in writing signed by both parties hereto.

14. **Severability.** In the event of the invalidity or unenforceability of any one or more of the provisions of this Agreement, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof, and such other provisions shall be deemed to remain in full force and effect.

15. **Choice of Law; Venue.** This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, exclusive of its choice of law principles; and any suit, action or proceeding arising out of or relating to this Agreement may be commenced and maintained in any court of competent jurisdiction in Broward County, Florida and each party waives all objections to such jurisdiction and venue.

16. **Continuing Effect.** Sections 7 and 8 shall survive the expiration or the termination of obligations of each party to the other.

17. **Execution in Counterparts.** This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

UNITED COMPANIES CORPORATION

By: ______________________________
Name: Robert M. Carmichael______________
Its: President

CONSULTANT:
____
Jeff Morris

Schedule I

January 31, 2005	$6,000.00
February 28, 2005	$6,000.00
March 31, 2005	$6,000.00
April 30, 2005	$6,000.00
May 31, 2005	$6,000.00
June 30, 2005	$6,000.00
July 31, 2005	$6,000.00
August 31, 2005	$6,000.00
September 30, 2005	$6,000.00
October 31, 2005	$6,000.00
November 30, 2005	$6,000.00
December 31, 2005	$6,000.00
January 31, 2006	$6,000.00
February 28, 2006	$6,000.00
March 31, 2006	$6,000.00
April 30, 2006	$6,000.00
May 31, 2006	$6,000.00
June 30, 2006	$6,000.00
July 31, 2006	$6,000.00
August 31, 2006	$6,000.00
September 30, 2006	$6,000.00
October 31, 2006	$6,000.00
November 30, 2006	$6,000.00
December 31, 2006	$6,000.00